EXHIBIT 10.15

CERTAIN INFORMATION, IDENTIFIED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT
MATERIAL AND WOULD CAUSE COMPETITIVE HARM IF DISCLOSED.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 15, 2021 (the “Effective Date”), is made by and between Repro Med Systems, Inc. d/b/a KORU Medical Systems, a New York corporation, having its principal place of business at 24 Carpenter Road, Chester, NY 10918 (the “Company”), and Linda Tharby, an individual residing at [personal information redacted] (“Executive”).

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, upon the terms and conditions set forth herein.

WHEREAS, the relationship between the Company and Executive is one in which the Company reposes special trust and confidence in the Executive.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.         Employment and Duties.

(a)        Position. The Company hereby employs Executive as an employee and, effective as of the Start Date (defined below), as President and Chief Executive Officer of Company. In that capacity, Executive shall report directly to the Board of Directors of the Company (the “Board”), shall have the duties, authority and responsibilities customarily held by a person holding the positions of President and Chief Executive Officer in companies engaged in business similar to Company’s business and of similar size to Company, and shall render such other services as may reasonably be assigned to her from time to time by the Board.

(b)        Duties. Executive agrees that she shall: (i) faithfully and to the best of her ability perform all of the duties that may be required of her pursuant to the terms of this Agreement; (ii) devote substantially all of her business time and attention to the performance of Executive’s duties hereunder; and (iii) not engage in any other business, profession or occupation for compensation or otherwise without the prior written consent of the Chairman of the Board; provided, that nothing herein shall preclude Executive from (i) beginning on the second anniversary of Effective Date and with the prior written consent of the Board, serving on the board of directors of other for-profit companies that do not compete with the Company, (ii) serving on civic or charitable boards or committees, and (iii) managing personal investments, so long as all such activities described in (i) through (iii) herein do not interfere with the performance of Executive’s duties and responsibilities under this Agreement.

(c)       Place of Performance. The principal place of Executive’s employment shall be at the Company’s office located in Chester, New York.  In addition, Executive may be required to travel elsewhere on Company business.

(d)        Term.  Subject to Sections 2, 4 and 5 of this Agreement, the term of Executive’s employment pursuant to this Agreement shall commence on the Effective Date and continue until the fifth (5th) anniversary of the Effective Date (the “Initial Term”); provided, however, that the term of Executive’s employment pursuant to this Agreement shall be automatically extended for successive one-year periods thereafter (each, a “Renewal Term” and together with the Initial Term, the “Term”), in each case unless either party hereto provides the other party hereto with written notice that such period shall not be so extended at least sixty (60) days in advance of the expiration of the Initial Term or the then-current Renewal Term, as applicable (a “Non-Renewal”).

2.         At-Will Employment. The Company and the Executive agree that the Executive’s employment with the Company is “at-will,” meaning that Executive may terminate her employment at any time for any reason or no reason, and that Company may terminate Executive’s employment at any time for any reason or no reason, subject to the terms, conditions, and obligations set forth in Section 4 and Section 5 of this Agreement.

3.         Compensation and Related Matters.

(a)        Base Salary. Commencing April 12, 2021 (the “Start Date”), the Company shall pay Executive a salary at the annual rate of $550,000 (the “Base Salary”), less such deductions as are required by law or that Executive may elect in accordance with Company policy and procedure, payable in equal periodic installments in accordance with Company’s customary payroll practices. The Base Salary shall be prorated for any partial year of employment on the basis of a 365-day year commencing on the Start Date and each anniversary thereof. The Board shall review the Base Salary annually based on performance and market conditions, and may increase (but not decrease) the Base Salary in its discretion.

(b)        Annual Bonus. For each completed Company fiscal year during the Term (each, a “Bonus Year”), Executive shall be eligible to receive an annual bonus (the “Annual Bonus”), payable seventy percent (70%) in cash and thirty percent (30%) in shares of the Company’s common stock, which is equivalent to not less than eighty percent (80%) of the then-current Base Salary (the “Annual Bonus Target”), based on achievement as determined in the sole discretion of the Board of objectives which will be set by Executive and the Board as part of the annual budget process in accordance with the Company’s management incentive compensation plan for executives. The Annual Bonus, if any, shall be paid by March 15 in the year following the applicable Bonus Year (the “Bonus Payment Date”). For the year ended December 31, 2021, Executive shall be entitled to receive an Annual Bonus equal to eighty percent (80%) of Base Salary pro-rated for time of service from the Start Date.  Notwithstanding anything to the contrary herein, the Annual Bonus shall not be paid if Executive resigns without “Good Reason” (as defined below) or is terminated at any time for “Cause” (as defined below) prior to the Bonus Payment Date. Shares paid as part of the Annual Bonus will be net-settled for tax withholding to the extent permitted by law. The Board shall review the Annual Bonus Target annually based on performance and market conditions, and may increase (but not decrease) the Annual Bonus Target in its discretion.

(c)        Equity Awards.

(i)        Stock Option Grant.  Executive shall be provided a one-time grant on the Effective Date of one million (1,000,000) non-qualified stock options to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant and subject to the Company’s 2015 Stock Option Plan, as amended (the “Stock Option Plan”), pursuant to an award agreement in substantially the form set forth as Exhibit A hereto, with an exercise price equal to the Fair Market Value (as defined in the Stock Option Plan) of the Common Stock on the Effective Date (the “Option”).

(ii)       Time-Vested Restricted Stock.  On the Start Date, the Company shall issue to Executive two hundred thousand (200,000) restricted shares of Common Stock subject to Executive’s execution and delivery of a Restricted Stock Agreement in substantially the form attached as Exhibit B hereto (the “Time-Vested Restricted Stock”).

(iii)     Net Sales Growth Restricted Stock.  On the Start Date, the Company shall issue to Executive six hundred thousand (600,000) restricted shares of Common Stock subject to Executive’s execution and delivery of a Restricted Stock Agreement in substantially the form attached as Exhibit C hereto (the “Net Sales Growth Restricted Stock”).

(iv)      Market Cap Restricted Stock.  On the Start Date, the Company shall issue to Executive two hundred thousand (200,000) restricted shares of Common Stock subject to Executive’s execution and delivery of a Restricted Stock Agreement in substantially the form attached as Exhibit D hereto (the “Market Cap Restricted Stock” and, together with the Time-Vested Restricted Stock and the Net Sales Growth Restricted Stock, the “Restricted Stock”).

(v)       Registration.  To the extent permitted by law, the Company shall include the shares of Common Stock underlying the Annual Bonus, Option and Restricted Stock on the first Form S-8 that the Company files during the Term. Without limiting the foregoing, the Company shall register all such shares of Common Stock no later than the first anniversary of the Start Date.  Executive agrees that, during the Term, she will not sell any shares of Common Stock underlying the Annual Bonus for a period of at least six (6) months following the payment of such shares.

(vi)     Change of Control Termination.  Upon a Change of Control Termination, the shares of Common Stock underlying the Option and Restricted Stock shall automatically vest in full.  “Change of Control Termination” as used herein means Executive’s employment being terminated by the Company (or its successor) without Cause or by the Executive for Good Reason within three (3) months before or twelve (12) months after any of the following occur: (A) the acquisition by any person or group, other than the Company, of 50% or more of the voting stock of the Company; (B) within any two year period the individuals who constituted the Board at the beginning of the period shall cease for any reason to constitute a majority of the Board, provided that the election of each subsequent member who was approved in advance by two-thirds of the members of the Board in office at the beginning of such two year period or whose election or nomination for election was previously so approved, shall be considered as though such individual was a member of the Board at the beginning of the period;

(C) the consummation of a merger, consolidation or reorganization, the result of which is that the shareholders of the Company immediately prior to the merger, consolidation or reorganization do not own and control immediately after the merger, consolidation or reorganization at least 50% of the value of the outstanding equity and combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Board; or (D) a sale, exclusive license or other disposition (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets (each of A through D, a “Change of Control”).

(d)        Expenses. Executive shall receive reimbursement from the Company for all reasonable and documented out-of-pocket expenses incurred by Executive in performing services hereunder. All expenses must be accounted for and paid in accordance with the standard policies and procedures established by the Company for reimbursement of expenses. The Company shall reimburse Executive for reasonable and documented legal fees associated with negotiating this Agreement, up to a maximum of $12,500. For the avoidance of doubt, to the extent that any reimbursements (including any taxable benefits reimbursements) are subject to the provisions of Section 409A of the Code: (a) to be eligible to obtain reimbursement for such expenses Executive must submit expense reports within 30 days after the expense is incurred, (b) any such reimbursements will be paid no later than December 31 of the year following the year in which the expense was incurred, (c) the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and (d) the right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(e)        Vacation; Paid Time Off. Executive shall be entitled to five (5) weeks of paid vacation per calendar year (pro-rated according to the Company’s standard policies and procedures related to accrual of vacation and/or paid time off), to be taken at such times and for such periods as shall not interfere with the duties required to be rendered by Executive hereunder. Executive shall not be paid for accrued but unused vacation or paid time off upon termination of Executive’s employment for any reason, unless otherwise required by law.  Prior to the Start Date, Executive shall be on unpaid leave from employment.

(f)        Other Benefits. Executive shall be eligible to participate in such insurance, medical, dental, disability, and retirement plans and other programs as may be approved from time to time by the Company for the benefit of its executives (the “Benefit Plans”), in accordance with their terms, except any such Benefit Plans with respect to which Executive voluntarily executes a legally effective waiver. Nothing herein shall affect the Company’s right to amend, modify, or terminate any Benefit Plans at any time for any reason.

(g)        Indemnification and Directors and Officers Liability Insurance. In addition to any indemnification provided under the Company’s by-laws, a directors’ and officers’ liability insurance policy (or policies) shall be kept in place, during Executive’s employment and thereafter for the duration of any period in which a civil, equitable, criminal or administrative proceeding may be brought against the Executive, providing coverage to the Executive that is no less favorable to the Executive in any respect (including with respect to scope, exclusions, amounts, and deductibles) than the coverage then being provided with respect to periods after the Effective Date to any other senior executive or director of the Company.

4.         Termination of Employment.

(a)        Termination by Company. The Company may terminate Executive’s employment with the Company at any time (i) without Cause (as defined below); or (ii) with Cause (as defined below). For purposes of this Agreement, “Cause” shall mean Executive’s: (A) gross negligence or willful misconduct with respect to the Company, including, without limitation engagement in dishonesty with respect to the Company’s business or illegal conduct that is injurious to the Company, its business or its reputation; (B) embezzlement, theft or fraud; (C) conviction of or plea of guilty or no contest to a felony; (D) personal conduct in furtherance of a hostile work environment or personal engagement in discrimination in violation of any state or federal anti-harassment or discrimination statute; (E) breach of any material obligation under this Agreement or any other written agreement between Executive and the Company; or (F) knowing and intentional violation of the Company Code of Ethics.

For purposes of this provision, no act or failure to act on the part of Executive shall be considered “willful” or “intentional” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

Except for a failure, breach, conduct or refusal which, by its nature, cannot reasonably be expected to be cured, Executive shall have ten (10) days from the delivery of written notice by the Company within which to cure any acts constituting Cause; provided however, that, if the Company reasonably expects irreparable injury from a delay of ten (10) days, the Company may give Executive notice of such shorter period within which to cure as is reasonable under the circumstances.

(b)        Without Good Reason by Executive. Executive may terminate her employment with the Company without “Good Reason” (as defined below) by giving Company not less than sixty (60) days’ prior written notice.

(c)        For Good Reason By Executive. Executive may terminate her employment under this Agreement for Good Reason. “Good Reason” shall mean, in each case to the extent not consented by Executive: (i) a breach by the Company of any material provision of this Agreement or any other written agreement between Executive and the Company; (ii) material a reduction of the Executive’s authority, duties, responsibilities, or requiring Executive to report to any individual or governing body other than the Company’s Board; (iii) a reduction of the Executive’s then-current Base Salary or Annual Bonus Target; (iv) an involuntary relocation of Executive’s principal place of employment by more than 100 miles or two (2) hours one-way driving time, provided that the Executive is required to report to such place in person; (v) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (vi) the Company’s Common Stock no longer being publicly traded;

or (vii) the Company’s failure to renew this Agreement at the end of the Initial Term or the then-current Renewal Term.

Notwithstanding the foregoing, no action by the Company shall constitute Good Reason unless and until (A) the Company shall have received, within thirty (30) days of Executive’s discovery of the existence of the condition constituting Good Reason, written notice from the Executive alleging that such Good Reason exists and setting forth the basis therefore in reasonable detail (the “Good Reason Notice”); and (B) within thirty (30) days after the receipt of said notice by the Company, the Company shall have failed to cure or correct the circumstances giving rise to such Good Reason.

(d)        Death. Executive’s employment hereunder shall terminate upon her death.

(e)        Disability. The Company may terminate Executive’s employment hereunder if: (i) as a result of Executive’s incapacity due to physical or mental illness, Executive shall have been absent from her duties hereunder for a period of 120 consecutive days or a total of 180 days during any 365-day period and is unable during such absence to perform the essential duties of her job with or without a reasonable accommodation; and (ii) if within ten (10) days after written notice of termination is given by the Company to Executive (which may occur at or after the end of such period), Executive shall not have returned (without further absence due to the same disability) to the performance of her duties hereunder on a full-time basis (“Disability”). Any question as to the existence of Executive’s Disability as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of this Agreement. During any period that Executive fails to perform her duties hereunder as a result of incapacity due to such physical or mental illness (the “Disability Period”), Executive shall continue to receive her Base Salary as set forth in Section 3(a) of this Agreement until her employment is terminated pursuant to this Section 4(e), provided that payments so made to Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to Executive under Social Security and/or a disability benefit plans of the Company.

5.         Compensation Upon Termination of Employment.

(a)        Earned and Unpaid Base Salary. If Executive’s employment terminates for any reason, the Company shall pay the Executive her full Base Salary earned through the effective date of termination of Executive’s employment (the “Termination Date”) and reimburse Executive for all expenses incurred in accordance with this Agreement (the “Accrued Amounts”), and the Company shall have no further obligations whatsoever to Executive under this Agreement except as may be provided in Section 5(b) or Section 5(c). The Accrued Amounts shall be paid to Executive in accordance with applicable laws, not to exceed thirty (30) days after the Termination Date.

(b)        Severance.  If Executive’s employment is terminated by the Company pursuant to Section 4(a)(i) above or by Executive pursuant to Section 4(c) above, then the Company shall pay Executive the Accrued Amounts pursuant to Section 5(a) and, subject to her execution of a general release of claims in favor of the Company and its affiliates substantially in the form attached as Exhibit E, the Company shall pay Executive (subject to adjustment pursuant to Section 18 hereof, as applicable):

(i)        an amount equal to twelve (12) months of her Base Salary as in effect as of the Termination Date. Such amount shall be paid in accordance with the normal payroll cycle over the twelve (12) month period following the Termination Date, in accordance with the Company’s customary payroll practices;

(ii)       an Annual Bonus for the year of termination at 100% of the Annual Bonus Target, payable in in cash. Such amount shall be paid in accordance with the normal payroll cycle over the twelve (12) month period following the Termination Date, in accordance with the Company’s customary payroll practices;

(iii)      reimbursement from the Company for any COBRA premiums paid by Executive for the continuation of Executive’s health insurance as currently enrolled on the Termination Date, for the same twelve (12) month period after the Termination Date; and

(iv)      if termination occurs after January 1, 2022, acceleration of vesting of the Option and Time-Vested Restricted Stock Award as follows: (A) if the Option is not then fully vested, 250,000 shares of the Option shall automatically vest on the Termination Date; and (B) if the Time-Vested Restricted Stock is not then fully vested, 50,000 of such Time-Vested Restricted Stock shall automatically vest on the Termination Date (the foregoing (i)-(iv), collectively, “Severance”).

Other than as set forth in this Section 5(b), the Company shall have no further obligations to Executive under this Agreement following termination of Executive’s employment pursuant to Sections 4(a)(i) or 4(c) above.

(c)        Death and Disability. If Executive’s employment is terminated by her death or Disability following the end of a completed fiscal year but prior to the Annual Bonus Payment Date, in addition to the Accrued Amounts paid under Section 5(a), the Company shall pay Executive the earned Annual Bonus, if any, in connection with the completed fiscal year prior to the Termination Date that would have been earned and payable to Executive under Section 3(b) had Executive remained an employee of the Company through the Annual Bonus Payment Date for that fiscal year.  The earned Annual Bonus shall be paid in accordance with Section 3(b).

(d)        Breach of Severance Obligations. A material breach of the Company’s obligations to pay Executive the Severance (other than as a result of the Company’s good faith dispute as to the existence of “Good Reason” or “Cause” or activities referenced in Section 5(e) below) that remains uncured for a period of thirty (30) days after written notice thereof shall relieve Executive of her post-employment non-competition and non-solicitation restrictions owed to the Company hereunder or in any other agreement with the Company.

(e)        Clawback. Notwithstanding anything to the contrary contained in this Agreement: (i) if the Company’s financial results for any time period, and the Company’s financial statements covering all or part of such period, are subsequently restated and such restatement shows Clawback Compensation was incorrectly paid or vested, the Executive shall be required to forfeit the Clawback Compensation that was incorrectly paid or vested as a result of such previously reported incorrect financial results, as applicable, in such period; (ii) to the extent Executive’s fraud or other Misconduct resulted in the receipt or vesting of Clawback Compensation, the Executive shall forfeit such improperly paid or vested Clawback Compensation; or (iii) if Executive, without the consent of the Company, while employed by the Company or after termination of such employment, breaches any of Section 8 of this Agreement and fails to cure (if curable) such breach after written notice thereof and a reasonable opportunity to cure, then Executive shall forfeit the Clawback Compensation.  Further, if Executive otherwise has engaged in or engages in any activity referred to in the preceding clauses (i) – (iii), she shall forfeit any compensation, gain or other value realized on the vesting or exercise of the Clawback Compensation required to be returned to the Company, or the sale of shares of Common Stock acquired in respect thereof, and must promptly repay such amounts to the Company. “Clawback Compensation” means the Annual Bonus, Option, Restricted Stock and any shares of Common Stock issued thereunder. “Misconduct” means willful misconduct, or an act or omission done, or omitted to be done, by Executive negligently or in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company but shall exclude any act or omission done, or omitted to be done, at the direction of the Board or on the advice of counsel for the Company.  For the avoidance of doubt, approval by the Board of a public filing shall not constitute approval of an act or omission unless the Board has been informed of such act or omission. This clawback provision shall terminate upon a Change in Control. In addition, and without limiting the foregoing, any incentive-based or other compensation paid to Executive under this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

6.         Representations and Warranties of Executive. Executive represents and warrants to the Company that (i) she is free to accept employment hereunder and that she has no prior or other obligations or commitments of any kind that would in any way hinder or interfere with her acceptance of, or the full performance of, such employment, and (ii) the representations and warranties set forth on Schedule I hereto are true and correct as of the Effective Date.

7.         Confidentiality.

(a)        During Executive’s employment and at all times thereafter, Executive shall keep Confidential Information (as defined below) strictly confidential. Executive shall not at any time, directly or indirectly, disclose or divulge any Confidential Information, except: (i) if required by law, regulation or legal or regulatory process, but only in accordance with Section

7(b) below; or (ii) to her  attorneys, financial advisors and accountants (“Representatives”), as applicable, to the extent necessary to permit such Representatives to assist Executive in any Permitted Use (as defined below); provided that Executive shall require each such Representative to be bound by obligations of confidentiality comparable to the terms of this Section 7 and Executive shall be responsible for any breach of this Section 7 by any of her Representatives.

(b)        If Executive or any of her Representatives is required, in the written opinion of Executive’s counsel provided to the Company prior to such disclosure, to disclose any Confidential Information, by law, regulation or legal or regulatory process, Executive shall: (i) if permitted by applicable law, give the Company prompt prior written notice of such request or requirement so that the Company may seek, at its sole cost and expense, an appropriate protective order or other remedy; and (ii) cooperate with the Company, at the Company’s sole cost and expense, to obtain such protective order. In the event that such protective order or other remedy is not obtained, Executive will (x) furnish only that portion of the Confidential Information which, in the opinion of Executive’s counsel, is legally required to be disclosed and, (y) upon the Company’s request, use its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such information, and (z) take reasonable steps to preserve the privileged nature and confidentiality of the Confidential Information, including requesting that the Confidential Information not be disclosed to non-parties or the public.

(c)        “Confidential Information” shall mean all trade secrets, information, data, documents, agreements, files and other materials, whether disclosed orally or disclosed or stored in written, electronic or other form or media, which is obtained from or disclosed by the Company or its representatives before or after the date hereof regarding the Company or its clients, including, without limitation, all analyses, compilations, reports, forecasts, studies, samples and other documents which contain or otherwise reflect or are generated from such information, data, documents, agreements, files or other materials. The term Confidential Information as used herein does not include: (i) information that at the time of disclosure is generally available to and known by the public (other than as a result of its disclosure directly or indirectly by Executive or any of her Representatives in violation of this Agreement); (ii) information that was previously known to Executive prior to the time it was obtained from or disclosed by the Company or its representatives to Executive, as documented by her business records; or (iii) information that is independently developed by Executive after the Term without use of or reliance on the Confidential Information, as documented by her business records.

(d)        Executive shall make no use whatsoever, directly or indirectly, of any Confidential Information, except for the purposes of performing Executive’s duties and obligations to the Company.

(e)        Upon the termination of Executive’s employment and upon the Company’s request at any time and for any reason, Executive shall promptly deliver to the Company all materials (including all soft and hard copies) in Executive’s possession or control which contain or relate to Confidential Information, as well as all information necessary to access such Confidential Information.

(f)        Permitted Communications. Nothing herein prohibits or restricts Executive (or Executive’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization, or any other federal or state regulatory authority regarding a possible securities law violation.

8.        Non-Competition; Non-Solicitation; Non-Disparagement.

(a)        During Executive’s employment and for the duration of the Restricted Period, Executive shall not engage in any Prohibited Activity anywhere in the world. For the purposes of this Agreement, (i) “Restricted Period” shall mean twelve (12) months following termination of Executive’s employment under this Agreement; and (ii) “Prohibited Activity” shall mean the design, development, marketing, sale, re-sale, manufacture or distribution of home infusion products, or other similar activities, or the engagement in any other business in which the Company is actively engaged immediately prior to the commencement of the Restricted Period, in each case on Executive’s behalf or on behalf of another (including as a shareholder, member, employee, employer, owner, operator, manager, advisor, consultant, agent, partner, joint venturer or investor of another person or entity).

(b)        During Executive’s employment and for the duration the Restricted Period, Executive shall not, directly or indirectly: (i) solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company; (ii) solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, or instant message), attempt to contact or meet with any existing customer of the Company, or a prospective customer of the Company that is being actively pursued by the Company and has invited further contact, as evidenced by written records of the Company, in each case for purposes of offering goods or services competitive with those offered by the Company; or (iii) induce, influence or encourage any existing customer, supplier or other business partner of the Company for purposes of diverting their business or services from the Company. General solicitations (e.g., newspaper and Internet postings) that are not specifically and intentionally directed to the Company’s employees shall not be prohibited by Section 8(b)(i).

(c)        Executive shall not, during her employment hereunder or thereafter, make, publish or communicate to any person any comments or statements (whether written or oral) that denigrate or disparage the reputation or stature of the Company, its affiliates or any of their respective officers, directors, managers or employees. The Company, its affiliates and its directors and executive officers shall not, during Executive’s employment hereunder or thereafter, make, publish or communicate to any person any comments or statements (whether written or oral) that denigrate or disparage the reputation or stature of Executive.

(d)        Executive acknowledges that the restrictions contained in this Section 8 are reasonable and necessary to protect the legitimate interests of the Company and constitute a material inducement to the Company to enter into this Agreement and offer employment to Executive under this Agreement. In the event that any covenant contained in this Section 8 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is hereby expressly requested and empowered to reform such covenant, and such covenant, if not so reformed by such court, shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants contained in this Section 8 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

9.         Assignment of Developments.

(a)        All inventions, modifications, discoveries, designs, developments, improvements, processes, works of authorship, documentation, formulae, data, techniques, know-how, secrets or intellectual property rights or any interest therein made by Executive, either alone or in conjunction with others, at any place or at any time during her employment, whether or not reduced to writing or practice during such period, which result, in whole or in part, from (i) any services performed directly or indirectly for the Company by Executive or (ii) Executive’s use of the Company’s time, equipment, supplies, facilities or information (collectively, the “Company Developments”) shall be and hereby is the exclusive property of the Company without any further compensation to Executive. In addition, without limiting the generality of the foregoing, all Company Developments which are copyrightable work by Executive are intended to be “work made for hire” as defined in Section 81 of the Copyright Act of 1976, as amended, and shall be and hereby are the property of the Company.

(b)        Executive shall promptly disclose any Company Developments to the Company. If any Company Development is not the property of the Company by operation of law, this Agreement or otherwise, Executive will, and hereby does, without further consideration, assign to the Company all right, title and interest in such Company Development and will reasonably assist the Company and its nominees in every way, at the Company’s expense, to secure, maintain and defend the Company’s rights in such Company Development. Executive shall sign all instruments necessary for the filing and prosecution of any applications for, or extension or renewals of, letters patent (or other intellectual property registrations or filings) of the United States or any foreign country which the Company desires to file. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and shall survive Executive’s death or incapacity), to act for and on Executive’s behalf to execute and file any such applications, extensions or renewals and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent or other intellectual property registrations or filings, or such other similar documents, with the same legal force and effect as if executed by Executive.

10.       Amendment; Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing signed by the parties hereto.  Waiver of any term or condition of this Agreement will not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

11.       Applicable Law; Severability. This Agreement shall be governed by and construed under the laws of the State of New York, exclusive of applicable principles of conflict of laws. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope or duration or is illegal, invalid or unenforceable, then the parties agree that such term or provision shall not be voided or made unenforceable, but rather shall be modified so as to be valid, legal and enforceable to the maximum extent possible, under the purposes stated in the preceding sentence and with applicable law, and all other terms and provisions of this Agreement shall remain valid and fully enforceable.

12.       Submission to Jurisdiction: Waiver of Jury Trial.

(a)        ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.

(b)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.       Equitable Relief. In the event of a breach or threatened breach by Executive of Sections 7 through 9, or a breach by the Company of Section 8(c), each party hereby consents and agrees that the other party shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

14.       Further Assurances. The Company and the Executive shall each take all actions as may be reasonably necessary or appropriate in furtherance of their respective obligations and covenants set forth in this Agreement, including, without limitation, executing and delivering such additional agreements, certificates, instruments and other documents as may be deemed necessary or appropriate.

15.       Assignability; Third-Party Beneficiary. This Agreement will be binding upon, enforceable by and inure solely to the benefit of, the parties and their respective heirs, permitted successors and assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall not be assigned by any party hereto without the prior written consent of the non-assigning parties. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to or will confer upon any person, other than the parties to this Agreement and their respective heirs, successors and assigns, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary herein, nothing in this Agreement shall preclude the Company from consolidating or merging into or with, transferring all or substantially all of its equity or assets to, or otherwise assigning this Agreement to another person or entity without the consent of Executive; provided that, in each case, such other person or entity shall assume this Agreement and all obligations of the Company hereunder. Upon such consolidation, merger, transfer of equity or assets, or assignment and such assumption, the term the “Company” as used herein, shall mean such other person or entity and this Agreement shall continue in full force and effect.

16.       Notices. All notices and other communications under this Agreement must be in writing and will be deemed given if delivered personally, faxed, sent by internationally recognized overnight courier, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by electronic mail (without a failed transmission response) to the parties at the following addresses (or at such other address for a party as such party specifies by like notice):

If to the Company:

Repro Med Systems, Inc.

24 Carpenter Road

Chester, NY 10918

Attn: Chairman of the Board of Directors

Email: [personal information redacted]

If to the Executive:

Linda Tharby

[personal information redacted]

Email: [personal information redacted]

All such notices, consents, requests, demands, waivers and other communications so delivered, mailed or sent shall be deemed to have been received: (i) if by personal delivery, on the day delivered; (ii) if by certified or registered mail, on the earlier of the date of receipt and the third business day after the mailing thereof; (iii) if by next-day or overnight mail or delivery service such as Federal Express or UPS, on the day delivered; or (iv) if by fax or electronic mail, on the day on which such fax or electronic mail was sent, provided that a copy is also sent by certified or registered mail or by next-day or overnight mail or delivery service such as Federal Express or UPS.

17.       Termination of Agreement; Survival. This Agreement shall terminate upon termination of Employee’s employment as provided herein; provided, however, that the provisions of Sections 3(c)(v) (only to the extent any Annual Bonus has been paid or Options or Restricted Stock has vested prior to termination), 3(g), 5(b) through 5(e), and 7 through 23 shall survive termination of this Agreement.

18.       Section 409A.  It is intended by the parties that all provisions in this Agreement shall be interpreted in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and guidance related thereto (“Section 409A”). Notwithstanding anything anywhere to the contrary, if Executive is a “specified employee” (within the meaning of Section 409A), any payments or arrangements due upon a termination of Executive’s employment under any arrangement that constitutes a “deferral of compensation” (within the meaning of Section 409A), and which do not otherwise qualify under the exemptions under Section 409, shall be delayed and paid or provided on the earlier of (i) the date which is six months after Executive’s “separation from service” (as such term is defined in Section 409A) for any reason other than death, and (ii) the date of Executive’s Death. Each in a series of payments under this Agreement or otherwise shall be treated as separate payments for purposes of Section 409A. “Termination of employment,” “resignation” or words of similar import, as used in this Agreement, shall mean with respect to any payments subject to Section 409A, Executive’s “separation from service” as defined by Section 409A. If any payment subject to Section 409A is contingent on the delivery of a release by Executive and could occur in either of two calendar years, the payment will occur in the second calendar year. To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” subject to Section 409A, (x) all such expenses or other reimbursements hereunder shall be paid on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (y) no such reimbursement, expenses eligible for reimbursement or in-kind benefits shall in any way affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year, and (z) Executive’s right to such reimbursement or in-kind benefits shall not be subject to liquidation or exchange for any other benefit. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment to Executive. Executive shall be solely responsible for the tax consequences with respect to all amounts and benefits provided under this Agreement, and in no event shall the Company, its affiliates, or their respective past, present or future employees, officers, directors, consultants, agents, counsel or any other person or entity have any responsibility or liability if this Agreement does not satisfy any applicable requirement(s) of such Section 409A.

19.       Section 280G.

(a)        If (i) the aggregate of all amounts and benefits due to Executive under this Agreement or under any Company plan, program, agreement or arrangement, would, if received by Executive in full and valued under Section 280G of the Code, constitute “parachute payments” as such term is defined in and under Section 280G of the Code (collectively, “280G Benefits”), and if (ii) such aggregate would, if reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, be less than the amount

Executive would receive, after all taxes, if Executive received aggregate 280G Benefits equal (as valued under Section 280G of the Code) to only three times Executive’s “base amount”, as defined in and under Section 280G of the Code, less $1.00, then (iii) such cash 280G Benefits (in reverse order of maturity, to the extent that the reduction of such cash 280G Benefits can achieve the intended result) shall be reduced or eliminated to the extent necessary so that the 280G Benefits received by Executive will not constitute parachute payments. The determinations with respect to this Section 19(a) shall be made by an independent auditor (the “Auditor”) paid by the Company. The Auditor shall be the Company’s regular independent auditor unless Executive reasonably objects to the use of that firm, in which event the Auditor will be a nationally recognized firm chosen by the parties hereto.

(b)        It is possible that, after the determinations and selections made pursuant to Section 19(a), Executive will receive 280G Benefits that are, in the aggregate, either more or less than the amount provided under Section 19(a) (hereafter referred to as an “Excess Payment” or “Underpayment”, respectively). If it is established, pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved, that an Excess Payment has been made, Executive shall promptly repay the Excess Payment to the Company, together with interest on the Excess Payment at the applicable federal rate (as defined in and under Section 1274(d) of the Code) from the date of Executive’s receipt of such Excess Payment until the date of such repayment. In the event that it is determined (x) by a court or (y) by the Auditor upon request by any of the parties hereto, that an Underpayment has occurred, the Company shall promptly pay an amount equal to the Underpayment to Executive, together with interest on such amount at the applicable federal rate from the date such amount would have been paid to Executive had the provisions of Section 19(a) not been applied until the date of payment.

20.       Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

21.       Electronic Execution and Delivery. The parties may execute and deliver this Agreement by facsimile, electronic mail of a .PDF or other electronic means under which the signature of or on behalf of such party can be seen, and such execution and delivery will be considered valid, binding and effective for all purposes.

22.       Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among, by or between any of the parties with respect to the subject matter hereof and thereof, including without limitation any separate confidentiality agreement Executive may have previously signed.

23.       Priority. In the event of a conflict between this Agreement and any of the agreements or documents memorializing the Option or the Restricted Stock, including an equity or incentive plan governing the terms of such grants of equity, this Agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the Effective Date.

EXECUTIVE:

/s/ Linda Tharby

Linda Tharby

COMPANY:

Repro Med Systems, Inc.

By: /s/ R. John Fletcher

R. John Fletcher

Chairman of the Board

EXHIBIT A

REPRO MED SYSTEMS, INC.

2015 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AWARD

This NONQUALIFIED STOCK OPTION AWARD (this “Agreement”), dated March 15, 2021 (the “Date of Grant”), is delivered by Repro Med Systems, Inc., a New York corporation (the “Company”), to Linda Tharby (the “Grantee”).

The Company’s 2015 Stock Option Plan (the “Plan”) provides for the grant of nonqualified stock options to purchase shares of common stock, par value $0.01 per share, of the Company (“Company Stock”).  The Company and Grantee have entered into that certain Employment Agreement dated as of March 15, 2021 (the “Employment Agreement”), which sets forth the terms and conditions pursuant to which Grantee will provide services to the Company.  The Compensation Committee of the Board of Directors of the Company (the “Committee”) has decided to make a nonqualified stock option grant to encourage the Grantee to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and aligning the economic interests of the Grantee with those of the stockholders.  A copy of the Plan is attached to this Agreement.  All capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.          Grant of Option.  Subject to the terms and conditions set forth in this Agreement, the Employment Agreement and the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase up to one million (1,000,000) shares of Company Stock (“Shares”) at an exercise price of $____ per Share (the “Strike Price”).

2.          Exercisability of Option.

(a)        The Option shall become exercisable on the following dates (each, a “Vesting Date”): 25% of the Shares shall vest on the one (1) year anniversary of the Date of Grant (the “Vesting Commencement Date”), and the remaining Shares shall vest as follows: 25% of the Shares at the end of each successive twelve (12) month period following the Vesting Commencement Date, provided the Grantee is still employed by the Company pursuant to the Employment Agreement on the respective Vesting Date.

(b)        The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option.

3.          Option Term.

(a)        The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)        If the Grantee’s employment with the Company terminates without Cause (as defined in the Employment Agreement) and for any reason other than death or disability, the then vested portion of the Option shall continue to be exercisable until the earlier of the 90th day after the date of the Grantee’s termination or the date the Option expires by its terms.  The portion of the Option not vested as of the date of such termination of employment shall expire as of such date and shall not be exercisable.

(c)        If the Grantee’s employment with the Company is terminated by the Company for Cause (as defined in the Employment Agreement), the Option shall expire on the date of such termination, and no portion shall be exercisable after the date of such termination.

(d)        In the event of the Grantee’s termination of employment due to death or disability during employment with the Company, the vested portion of the Option shall continue to be exercisable until the earlier of (i) the date the Option expires by its terms and (ii) 12 months after the date of such termination.

(e)        In the event of the Grantee’s death occurs after employment termination but during the 90 day period following such termination , the vested portion of the Option shall continue to be exercisable until the earlier of (i) the date the Option expires by its terms and (ii) the first anniversary of the Grantee’s death.

4.          Exercise Procedures.

(a)        Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and tendering payment for such Shares.  The Grantee shall pay an amount equal to the Strike Price multiplied by the number of Shares as to which the Option is to be exercised (the “Exercise Price”) (i) by certified or official bank check (or the equivalent thereof acceptable to the Company); or (ii) with the consent of the Committee, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (as defined in the Plan and determined as of the exercise date) equal to all or part of the Exercise Price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the Exercise Price; or (iii) with the consent of the Committee, by surrender of the right to receive Shares of Common Stock that are being offered for purchase under the Option (as contemplated by section 1.422-5(b) of the treasury regulations), having a Fair Market Value (as defined in the Plan) equal to all or part of the Exercise Price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the Exercise Price.

(b)        The Company’s obligation to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee (or other person having the right to exercise the Option) represent that the Grantee (or such other person) is purchasing Shares for his/her own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.

(c)        All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld from delivery having a value equal to the amount of the tax withheld.  The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

5.          Restrictions on Exercise.  Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6.          Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the discretionary authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.          Restrictions on Sale or Transfer of Shares.

(a)        The Grantee agrees that he or she shall not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the Shares underlying the Option unless the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

(b)        As a condition to receive any Shares upon the exercise of the Option, the Grantee agrees to be bound by the Company’s policies regarding the limitations on the transfer of such Shares, and understands that the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the Shares.

8.          No Employment or Other Rights.  The grant of the Option shall not confer upon the Grantee any right to be retained by or in the service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment at any time.  The right of the Company to terminate at will the Grantee’s employment at any time for any reason is specifically reserved.

9.          No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Option, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.        Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

11.        Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

12.        Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing.  Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

13.        Priority. In the event of a conflict between this Agreement and the Employment Agreement, including the provisions therein governing accelerated vesting upon a Change in Control (as defined in the Employment Agreement) or vesting upon termination, the Employment Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

Repro Med Systems, Inc.

By:____________________________________

Name:  R. John Fletcher

Title:    Chairman of the Board

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee:________________________________

              Linda Tharby

EXHIBIT B

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of April 12, 2021 (the “Effective Date”), is made by and between Repro Med Systems, Inc. d/b/a KORU Medical Systems, a New York corporation, having its principal place of business at 24 Carpenter Road, Chester, NY 10918 (the “Company”), and Linda Tharby, an individual residing at [personal information redacted] (“Executive”).

WHEREAS, Company and Executive have entered into an Employment Agreement dated as of March 15, 2021 (the “Employment Agreement”), which provides for the award to Executive of certain shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain restrictions as described in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.         Restricted Stock Award.  As of the Effective Date, the Company hereby issues to Executive two hundred thousand (200,000) shares of Common Stock (the “Restricted Stock”), subject to the restrictions and other conditions of this Agreement and the Employment Agreement (the “Award”).

2.         Restrictions.

(a)        Vesting.  The Award shall vest on the following dates (each, a “Vesting Date”): 25% of the Award shall vest on the first anniversary of the Effective Date, and the remainder of the Award shall vest 25% at the end of each twelve (12) month period thereafter, provided the Executive is still employed by the Company on the respective Vesting Date.

(b)        Forfeiture.  In the event all or a portion of the Award has not vested at the time the employment of Executive with the Company terminates for any reason, the unvested portion of the Award shall thereupon be forfeited immediately and without further action by the Company.

(c)        Legend.  Until such time as the Award has vested, the Company may, at any time, place legends referencing the restrictions described in this Section 2 and any applicable federal and/or state securities laws restrictions on certificates representing shares of Restricted Stock issued pursuant to this Agreement. The legend may include the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE AWARD AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

3.         Taxes.

(a)        Executive understands, acknowledges and agrees that the value of the Restricted Stock is subject to state and federal income taxes and certain rules which require the Company to withhold amounts necessary to pay these taxes. Executive hereby authorizes the Company to reduce the number of shares of Restricted Stock to which Executive is entitled on the Vesting Date by the number of shares of Restricted Stock required to satisfy the tax withholding requirements (based on the Fair Market Value of shares at such time). Such shares of Restricted Stock shall be returned to the Company. Executive’s acknowledgement and acceptance of these tax withholding provisions are conditions precedent to the right of Executive to receive the Restricted Stock under the Employment Agreement and this Agreement.

(b)        In lieu of the reduction of shares delivered described in paragraph (a) above, Executive may pay to the Company the amount of tax required to be withheld in cash, by check or in other form satisfactory to the Company. Such payment must be made by the date which is ten (10) days after the Vesting Date.

(c)        The Restricted Stock will be released to Executive when vested and the applicable withholding obligations have been satisfied.

(d)        Executive understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse. Executive understands that, notwithstanding the preceding sentence, Executive may elect to be taxed at the time of the Award Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service with a copy to the Company within 30 days of the Award Date. In the event Executive files an 83(b) Election, Executive will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Award Date. Executive acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING EXECUTIVE’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED EXECUTIVE TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FEDERAL GOVERNMENT OR FOREIGN COUNTRY IN WHICH EXECUTIVE MAY RESIDE, AND THE TAX CONSEQUENCES OF EXECUTIVE’S DEATH.

4.         Certain Changes in Capitalization and Reorganization Events.  If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares of Common Stock, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Restricted Stock subject to the Award shall be equitably adjusted by the Company’s Board of Directors, whose determination shall be final, binding and conclusive.

5.        Stock Certificates. Stock certificates issued in respect of this Award shall be registered in the name of Executive and shall be deposited in escrow with the Secretary of the Company or other escrow agent appointed by the Company. The deposited certificates shall remain in escrow until the Award has vested in full. Executive shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company as escrow agent thereunder. Executive shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of Executive, the certificate(s) evidencing the Award issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

6.        Restricted Stock Not Transferable. Prior to vesting, no Restricted Stock or any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6 shall not prevent transfers by will or by applicable laws of descent and distribution.

7.        Rights as Stockholder. Subject to the provisions of Sections 2(b), 2(c), and 6 in this Agreement, Executive shall exercise all rights and privileges of a shareholder of the Company with respect to the Restricted Stock deposited in escrow. Executive shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Restricted Stock and for the purpose of exercising any voting rights relating to such shares of Restricted Stock, even if some or all of such shares of Restricted Stock have not yet vested, provided that any dividends otherwise payable on the Restricted Stock shall be held in escrow from and after the dividend payment date until the Restricted Stock vests, at which time the amount of the dividend shall be paid to Executive.

8.        Conformity to Securities Laws. Executive acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Award is granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9.        Not a Contract of Employment. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Executive at any time for any reason whatsoever, with or without cause, except as may otherwise be provided by any written agreement entered into by and between the Company and Executive.

10.       Submission to Jurisdiction; Waiver of Jury Trial.

(a)        ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.

(b)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.    Notices. All notices and other communications under this Agreement must be in writing and will be deemed given if (i) delivered personally, (ii) sent by internationally recognized overnight courier, (iii) mailed by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by electronic mail (provided that a copy is also sent by certified or registered mail or by internationally recognized overnight courier) to the parties at the following addresses (or at such other address for a party as such party specifies by like notice):

If to the Company:

Repro Med Systems, Inc.

24 Carpenter Road

Chester, NY 10918

Attn: Chairman of the Board of Directors

Email: [personal information redacted]

If to the Executive:

Linda Tharby

[personal information redacted]

All such notices, consents, requests, demands, waivers and other communications so delivered, mailed or sent shall be deemed to have been received: (i) if by personal delivery, on the day delivered; (ii) if by certified or registered mail, on the earlier of the date of receipt and the third business day after the mailing thereof; (iii) if by next-day or overnight mail or delivery service such as Federal Express or UPS, on the day delivered; or (iv) if by electronic mail, on the day on which such fax or electronic mail was sent, provided that a copy is also sent by certified or registered mail or by next-day or overnight mail or delivery service such as Federal Express or UPS.

12.       Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

13.       Electronic Execution and Delivery. The parties may execute and deliver this Agreement by facsimile, electronic mail of a .PDF or other electronic means under which the signature of or on behalf of such party can be seen, and such execution and delivery will be considered valid, binding and effective for all purposes.

14.       Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

15.       Priority. In the event of a conflict between this Agreement and the Employment Agreement, including the provisions therein governing accelerated vesting upon a Change in Control (as defined in the Employment Agreement) or vesting upon termination, the Employment Agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement as of the Effective Date.

EXECUTIVE:

_______________________________

Linda Tharby

COMPANY:

Repro Med Systems, Inc.

By: _______________________________

    R. John Fletcher

    Chairman of the Board

EXHIBIT C

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of April 12, 2021 (the “Effective Date”), is made by and between Repro Med Systems, Inc. d/b/a KORU Medical Systems, a New York corporation, having its principal place of business at 24 Carpenter Road, Chester, NY 10918 (the “Company”), and Linda Tharby, an individual residing at [personal information redacted] (“Executive”).

WHEREAS, Company and Executive have entered into an Employment Agreement dated as of March 15, 2021 (the “Employment Agreement”), which provides for the award to Executive of certain shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain restrictions as described in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Restricted Stock Award.  As of the Effective Date, the Company hereby issues to Executive six hundred thousand (600,000) shares of Common Stock (the “Restricted Stock”), subject to the restrictions and other conditions of this Agreement and the Employment Agreement (the “Award”).

2.        Restrictions.

(a)       Vesting.  If the Company’s Net Sales Growth (defined below) for any of the fiscal years ended December 31, 2022, 2023, 2024 or 2025 (each, a “Target Year”) is at least the applicable Net Sales Target set forth on Schedule I hereto, then, on the applicable Vesting Date, a corresponding portion of the Award shall vest as set forth on Schedule I hereto.  Additionally, if Net Sales Growth is less than any of the Net Sales Targets set forth in Schedule 1 in any Target Year (a “Miss Year”), vesting of the Award in the following Target Years (each such subsequent Target Year, a “Catch-up Year”) shall be further subject to the following catch-up vesting provisions: if the Net Sales Growth in the Miss Year(s) when averaged with the Net Sales in each Catch-up Year(s) equals or exceeds a Net Sales Target in any single Miss Year that has not previously been obtained, then on the applicable Vesting Date, an additional portion of the Award shall vest as if the applicable Net Sales Target had been met in the Miss Year(s). Notwithstanding the foregoing, the Award shall automatically vest in full upon the Company maintaining, for a period of at least two consecutive fiscal quarters after January 1, 2022, a run rate over the previous four fiscal quarters of at least $[***], as reported in the Company’s filings pursuant to the Securities Exchange Act of 1934, as amended.

(b)       Definitions. “Net Sales Growth” means the percentage growth of the Company’s net sales as first reported in an earnings press release, Form 8-K or Form 10-K, as applicable, approved by the Board for a fiscal year as compared to the immediately preceding fiscal year, excluding net sales attributable to any acquisition, business combination, or other transaction with a third party (e.g., distribution rights), as compared to the immediately preceding fiscal year occurring in that Target Year, and shall be FX Neutral. For Target Years following an acquisition, business combination or other transaction with a third party, net sales attributable to such transaction will be added to the base calculation of net sales and included in the calculation of Net Sales Growth.  “Vesting Date” means the effective date of vesting of a portion of the Award, which date shall be no later than the date the Board approves the applicable earnings press release, Form 8-K or Form 10-K reporting such results and shall be prior to the date such results are publicly released. “FX Neutral” means the neutralization of the impact of foreign currency exchanges on the calculation of Net Sales Growth of the Company for each Target Year for which an Award is calculated.

(c)       Forfeiture.  In the event all or a portion of the Award has not vested at the time the employment of Executive with the Company terminates for any reason, the unvested portion of the Award shall thereupon be forfeited immediately and without further action by the Company.

(d)       Legend.  Until such time as the Award has vested, the Company may, at any time, place legends referencing the restrictions described in this Section 2 and any applicable federal and/or state securities laws restrictions on certificates representing shares of Restricted Stock issued pursuant to this Agreement. The legend may include the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE AWARD AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

3.        Taxes.

(a)       Executive understands, acknowledges and agrees that the value of the Restricted Stock is subject to state and federal income taxes and certain rules which require the Company to withhold amounts necessary to pay these taxes. Executive hereby authorizes the Company to reduce the number of shares of Restricted Stock to which Executive is entitled on the Vesting Date by the number of shares of Restricted Stock required to satisfy the tax withholding requirements (based on the Fair Market Value of shares at such time). Such shares of Restricted Stock shall be returned to the Company. Executive’s acknowledgement and acceptance of these tax withholding provisions are conditions precedent to the right of Executive to receive the Restricted Stock under the Employment Agreement and this Agreement.

(b)       In lieu of the reduction of shares delivered described in paragraph (a) above, Executive may pay to the Company the amount of tax required to be withheld in cash, by check or in other form satisfactory to the Company. Such payment must be made by the date which is ten (10) days after the Vesting Date.

(c)       The Restricted Stock will be released to Executive when vested and the applicable withholding obligations have been satisfied.

(d)       Executive understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse. Executive understands that, notwithstanding the preceding sentence, Executive may elect to be taxed at the time of the Award Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service with a copy to the Company within 30 days of the Award Date. In the event Executive files an 83(b) Election, Executive will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Award Date. Executive acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING EXECUTIVE’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED EXECUTIVE TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FEDERAL GOVERNMENT OR FOREIGN COUNTRY IN WHICH EXECUTIVE MAY RESIDE, AND THE TAX CONSEQUENCES OF EXECUTIVE’S DEATH.

4.        Certain Changes in Capitalization and Reorganization Events.  If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares of Common Stock, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Restricted Stock subject to the Award shall be equitably adjusted by the Company’s Board of Directors, whose determination shall be final, binding and conclusive.

5.        Stock Certificates. Stock certificates issued in respect of this Award shall be registered in the name of Executive and shall be deposited in escrow with the Secretary of the Company or other escrow agent appointed by the Company. The deposited certificates shall remain in escrow until the Award has vested in full. Executive shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company as escrow agent thereunder. Executive shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of Executive, the certificate(s) evidencing the Award issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

6.        Restricted Stock Not Transferable. Prior to vesting, no Restricted Stock or any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6 shall not prevent transfers by will or by applicable laws of descent and distribution.

7.        Rights as Stockholder. Subject to the provisions of Sections 2(c), 2(d), and 6 in this Agreement, Executive shall exercise all rights and privileges of a shareholder of the Company with respect to the Restricted Stock deposited in escrow. Executive shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Restricted Stock and for the purpose of exercising any voting rights relating to such shares of Restricted Stock, even if some or all of such shares of Restricted Stock have not yet vested, provided that any dividends otherwise payable on the Restricted Stock shall be held in escrow from and after the dividend payment date until the Restricted Stock vests, at which time the amount of the dividend shall be paid to Executive.

8.        Conformity to Securities Laws. Executive acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Award is granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9.        Not a Contract of Employment. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Executive at any time for any reason whatsoever, with or without cause, except as may otherwise be provided by any written agreement entered into by and between the Company and Executive.

10.        Submission to Jurisdiction; Waiver of Jury Trial.

(a)       ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.

(b)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.       Notices. All notices and other communications under this Agreement must be in writing and will be deemed given if (i) delivered personally, (ii) sent by internationally recognized overnight courier, (iii) mailed by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by electronic mail (provided that a copy is also sent by certified or registered mail or by internationally recognized overnight courier) to the parties at the following addresses (or at such other address for a party as such party specifies by like notice):

If to the Company:

Repro Med Systems, Inc.

24 Carpenter Road

Chester, NY 10918

Attn: Chairman of the Board of Directors

Email: [personal information redacted]

If to the Executive:

Linda Tharby

[personal information redacted]

All such notices, consents, requests, demands, waivers and other communications so delivered, mailed or sent shall be deemed to have been received: (i) if by personal delivery, on the day delivered; (ii) if by certified or registered mail, on the earlier of the date of receipt and the third business day after the mailing thereof; (iii) if by next-day or overnight mail or delivery service such as Federal Express or UPS, on the day delivered; or (iv) if by electronic mail, on the day on which such fax or electronic mail was sent, provided that a copy is also sent by certified or registered mail or by next-day or overnight mail or delivery service such as Federal Express or UPS.

12.       Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

13.       Electronic Execution and Delivery. The parties may execute and deliver this Agreement by facsimile, electronic mail of a .PDF or other electronic means under which the signature of or on behalf of such party can be seen, and such execution and delivery will be considered valid, binding and effective for all purposes.

14.       Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

15.       Priority. In the event of a conflict between this Agreement and the Employment Agreement, including the provisions therein governing accelerated vesting upon a Change in Control (as defined in the Employment Agreement) or vesting upon termination, the Employment Agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement as of the Effective Date.

EXECUTIVE:

_______________________________

Linda Tharby

COMPANY:

Repro Med Systems, Inc.

By: _______________________________

    R. John Fletcher

    Chairman of the Board

Schedule I

[***]

EXHIBIT D

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of April 12, 2021 (the “Effective Date”), is made by and between Repro Med Systems, Inc. d/b/a KORU Medical Systems, a New York corporation, having its principal place of business at 24 Carpenter Road, Chester, NY 10918 (the “Company”), and Linda Tharby, an individual residing at [personal information redacted] (“Executive”).

WHEREAS, Company and Executive have entered into an Employment Agreement dated as of the March 15, 2021 (the “Employment Agreement”), which provides for the award to Executive of certain shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain restrictions as described in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Restricted Stock Award.  As of the Effective Date, the Company hereby issues to Executive two hundred thousand (200,000) shares of Common Stock (the “Restricted Stock”), subject to the restrictions and other conditions of this Agreement and the Employment Agreement (the “Award”).

2.        Restrictions.

(a)       Vesting.  The Award shall vest on the following dates (each, a “Vesting Date”), provided Executive is employed by the Company on such date: (i) 50,000 shares of Restricted Stock shall vest on the first date on which the Company’s Market Capitalization for a period of ninety (90) consecutive days has been, or there has been a Change of Control (as defined in the Employment Agreement) of the Company with an enterprise value of, at least $500,000,000 but less than $600,000,000; (ii) 50,000 shares of Restricted Stock shall vest on the first date on which the Company’s Market Capitalization for a period of ninety (90) consecutive days has been, or there has been a Change of Control of the Company with an enterprise value of, at least $600,000,000 but less than $750,000,000; and (iii) 100,000 shares of Restricted Stock shall vest on the date on which the Company’s Market Capitalization for a period of ninety (90) consecutive days has been, or there has been a Change of Control of the Company with an enterprise value of, at least $750,000,000. “Market Capitalization” shall be determined by (A) multiplying the number of shares reported as outstanding on the cover of the Company’s most recent Form 10-K or 10-Q, as applicable, as filed with the Securities and Exchange Commission, by (B) the Fair Market Value of the Common Stock (as defined in the Company’s 2015 Stock Option Plan, as amended) on each day.  Notwithstanding the foregoing, no portion of the Award shall vest on or following the fifth (5th) anniversary of the Effective Date.

(b)       Forfeiture.  In the event all or a portion of the Award has not vested at the time the employment of Executive with the Company terminates for any reason, the unvested portion of the Award shall thereupon be forfeited immediately and without further action by the Company.

(c)       Transfer.  Executive agrees that shares of Restricted Stock shall not be sold, transferred, pledged, hypothecated or assigned for a period of twelve (12) months following the applicable Vesting Date (the “Restricted Transfer Period”).

(d)       Legend.  Until such time as the Restricted Transfer Period has expired, the Company may, at any time, place legends referencing the restrictions described in this Section 2 and any applicable federal and/or state securities laws restrictions on certificates representing shares of Restricted Stock issued pursuant to this Agreement. The legend may include the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE AWARD AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

3.        Taxes.

(a)       Executive understands, acknowledges and agrees that the value of the Restricted Stock is subject to state and federal income taxes and certain rules which require the Company to withhold amounts necessary to pay these taxes. Executive hereby authorizes the Company to reduce the number of shares of Restricted Stock to which Executive is entitled on the Vesting Date by the number of shares of Restricted Stock required to satisfy the tax withholding requirements (based on the Fair Market Value of shares at such time). Such shares of Restricted Stock shall be returned to the Company. Executive’s acknowledgement and acceptance of these tax withholding provisions are conditions precedent to the right of Executive to receive the Restricted Stock under the Employment Agreement and this Agreement.

(b)       In lieu of the reduction of shares delivered described in paragraph (a) above, Executive may pay to the Company the amount of tax required to be withheld in cash, by check or in other form satisfactory to the Company. Such payment must be made by the date which is ten (10) days after the Vesting Date.

(c)       The Restricted Stock will be released to Executive when vested and the applicable withholding obligations have been satisfied.

(d)       Executive understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse. Executive understands that, notwithstanding the preceding sentence, Executive may elect to be taxed at the time of the Award Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service with a copy to the Company within 30 days of the Award Date. In the event Executive files an 83(b) Election, Executive will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Award Date. Executive acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING EXECUTIVE’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED EXECUTIVE TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FEDERAL GOVERNMENT OR FOREIGN COUNTRY IN WHICH EXECUTIVE MAY RESIDE, AND THE TAX CONSEQUENCES OF EXECUTIVE’S DEATH.

4.        Certain Changes in Capitalization and Reorganization Events.  If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares of Common Stock, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Restricted Stock subject to the Award shall be equitably adjusted by the Company’s Board of Directors, whose determination shall be final, binding and conclusive.

5.        Stock Certificates. Stock certificates issued in respect of this Award shall be registered in the name of Executive and shall be deposited in escrow with the Secretary of the Company or other escrow agent appointed by the Company. The deposited certificates shall remain in escrow until the Award has vested in full and the Restricted Transfer Period has expired. Executive shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company as escrow agent thereunder. Executive shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of Executive, the certificate(s) evidencing the Award issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

6.        Restricted Stock Not Transferable. Prior to the expiration of the Restricted Transfer Period, no Restricted Stock or any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6 shall not prevent transfers by will or by applicable laws of descent and distribution.

7.        Rights as Stockholder. Subject to the provisions of Sections 2(b), 2(c), and 6 in this Agreement, Executive shall exercise all rights and privileges of a shareholder of the Company with respect to the Restricted Stock deposited in escrow. Executive shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Restricted Stock and for the purpose of exercising any voting rights relating to such shares of Restricted Stock, even if some or all of such shares of Restricted Stock have not yet vested, provided that any dividends otherwise payable on the Restricted Stock shall be held in escrow from and after the dividend payment date until the Restricted Stock vests, at which time the amount of the dividend shall be paid to Executive.

8.        Conformity to Securities Laws. Executive acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Award is granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9.        Not a Contract of Employment. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Executive at any time for any reason whatsoever, with or without cause, except as may otherwise be provided by any written agreement entered into by and between the Company and Executive.

10.       Submission to Jurisdiction; Waiver of Jury Trial.

(a)       ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.

(b)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.       Notices. All notices and other communications under this Agreement must be in writing and will be deemed given if (i) delivered personally, (ii) sent by internationally recognized overnight courier, (iii) mailed by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by electronic mail (provided that a copy is also sent by certified or registered mail or by internationally recognized overnight courier) to the parties at the following addresses (or at such other address for a party as such party specifies by like notice):

If to the Company:

Repro Med Systems, Inc.

24 Carpenter Road

Chester, NY 10918

Attn: Chairman of the Board of Directors

Email: [personal information redacted]

If to the Executive:

Linda Tharby

[personal information redacted]

All such notices, consents, requests, demands, waivers and other communications so delivered, mailed or sent shall be deemed to have been received: (i) if by personal delivery, on the day delivered; (ii) if by certified or registered mail, on the earlier of the date of receipt and the third business day after the mailing thereof; (iii) if by next-day or overnight mail or delivery service such as Federal Express or UPS, on the day delivered; or (iv) if by electronic mail, on the day on which such fax or electronic mail was sent, provided that a copy is also sent by certified or registered mail or by next-day or overnight mail or delivery service such as Federal Express or UPS.

12.       Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

13.       Electronic Execution and Delivery. The parties may execute and deliver this Agreement by facsimile, electronic mail of a .PDF or other electronic means under which the signature of or on behalf of such party can be seen, and such execution and delivery will be considered valid, binding and effective for all purposes.

14.       Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

15.       Priority. In the event of a conflict between this Agreement and the Employment Agreement, including the provisions therein governing accelerated vesting upon a Change in Control (as defined in the Employment Agreement) or vesting upon termination, the Employment Agreement shall control.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement as of the Effective Date.

EXECUTIVE:

_______________________________

Linda Tharby

COMPANY:

Repro Med Systems, Inc.

By: _______________________________

    R. John Fletcher

    Chairman of the Board